Exhibit 10.12

ARCOSA, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), by and between ARCOSA, INC. (hereinafter called the “Company”) and _________ (hereinafter called, the “Grantee”), is made as of __________ (the “Date of Grant”);

WITNESSETH:

WHEREAS, the Grantee complies with the requirements of eligibility for the award of Restricted Stock Units under the Arcosa, Inc. 2018 Stock Option and Incentive Plan (the “Plan”); and

WHEREAS, the Company has determined to award to the Grantee __________ Restricted Stock Units (the “Units”), subject to the terms of the Plan and conditions hereinafter set forth, as a retention incentive, to encourage a sense of proprietorship by the Grantee and to stimulate the active interest of the Grantee in promoting the development, growth, performance and financial success of the Company by affording the Grantee an opportunity to obtain an increased proprietary interest in the Company so as to assure a closer identification between the Grantee’s interest and the interest of the Company;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Grant of Restricted Stock Units.

Subject to the terms and conditions of the Plan, this Agreement and the restrictions set forth below, the Company hereby grants to the Grantee the total number of Units set forth above and hereby credits such Units to a separate account maintained on the books of the Company. Each Unit shall be subject to conversion into one Share, as herein provided.

2.	Stockholder Status.

The Grantee will have no rights as a stockholder (including, without limitation, the right to vote and to receive dividends) with respect to the Units covered by this Agreement until the issuance of Shares to the Grantee (in certificated or book-entry form) upon the conversion of the Units into Shares. The Grantee, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the conversion of the Units. Except as otherwise provided in Sections 4 and 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such Shares.

Exhibit 10.12

3.	Vesting; Forfeiture.

The Units will become vested in accordance with the schedule set forth below, if, as of the date(s) specified in the schedule, the Grantee is employed by the Company on such date:

Date	Units

In addition, the Units will become 100% vested on the earliest to occur of the following events, if the Grantee is employed by the Company on the date of such event:

(i)	death of the Grantee;

(ii)	termination of the Grantee’s employment for Disability (as defined in the Plan); or

(iii)	the consent of the Human Resources Committee (the “Committee”), in its sole discretion, to vest the remaining unvested Units, at any time after three years from the Date of Grant.

The date on which any Units become vested in accordance with this Section 3 is the “Vesting Date” for such Units, and such vested Units are referred to herein as, the “Vested Units.”

Subject to Section 18 of the Plan, and except as expressly provided otherwise by a “Change in Control Agreement” by and between the Grantee and the Company that is in effect at the time of a Change in Control (as defined in the Plan), upon a Change in Control, the vesting of the unvested Units shall not be accelerated, but rather the Units shall continue to vest in accordance with the schedule set forth above. All of the unvested Units shall be forfeited by the Grantee to the Company if, prior to vesting in accordance with this Section 3, the Grantee’s employment with the Company terminates for any reason, other than death or Disability. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Units shall cease and terminate, without any further obligations on the part of the Company.

4.	Divided Equivalents.

The Company also grants to the Grantee a Dividend Equivalent Right with respect to the Units, whereby if on any date the Company shall pay any dividend or other distribution on Shares (other than a dividend in Shares), then with respect to each Unit, an amount equal to the amount of the dividend or distribution per Share shall be credited to the account of the Grantee maintained on

Exhibit 10.12

the books of the Company (the “Dividend Equivalents”), and shall be paid to the Grantee (in cash or Shares, in the discretion of the Committee) at the time the Vested Units related to such dividend or other distribution are converted in accordance with Section 5 below. If the underlying Units are forfeited, the Grantee shall have no right to the Dividend Equivalents related to such forfeited Units and shall forfeit such Dividend Equivalents as well.

5.	Form and Timing of Payment.

Subject to the conditions hereinafter set forth, upon the vesting of the Units, or as soon as practicable following vesting, but in no event later than sixty (60) days after the Vesting Date of such Units, the Company shall convert the Vested Units into the number of whole Shares equal to the number of Vested Units, and shall deliver such Shares to the Grantee or the Grantee’s personal representative. Shares shall only be delivered under this Section 5 if the Grantee or the Grantee’s personal representative has made appropriate arrangements with the Company in accordance with Section 27 of the Plan for applicable taxes which are required to be withheld under federal, state or local law or the tax withholding requirement has otherwise been satisfied.

6.	No Rights of Continued Service.

Nothing herein shall confer upon the Grantee any right to remain an officer or employee of the Company or one of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s service at any time.

7.	Interpretation of this Agreement.

The administration of the Plan has been vested in the Committee, and all questions of interpretation and application of this Agreement shall be subject to determination by a majority of the members of the Committee, which determination shall be final and binding on Grantee.

8.	Subject to Plan.

The Units are granted subject to the terms and provisions of the Plan, which Plan is incorporated herein by reference. In case of any conflict between this Agreement and the Plan, the terms and provisions of the Plan shall be controlling. Capitalized terms used herein, if not defined herein, shall be as defined in the Plan.

9.	Adjustment of Number of Units.

The number of Units awarded pursuant to this Agreement and the Shares to be delivered with respect to the Units shall be subject to adjustment in accordance with Section 20 of the Plan.

Exhibit 10.12

10.	Repayment on Restatement.

Vested and unvested Units (and any Shares delivered upon conversion of the Vested Units) are subject to forfeiture in order to satisfy amounts recoverable by the Company that the Committee determines pursuant to the Policy for Repayment on Restatement of Financial Statements as may be in effect at the time of the determination, which policy is incorporated herein by reference.

11.	Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings, negotiations and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. The Grantee acknowledges that the Grantee is relying solely on the Grantee’s own judgment in entering into this Agreement, and not on any communications, promises, or representations of the Company or its agent, except as expressly contained in this Agreement. The Committee may amend this Agreement without the Grantee’s consent provided that it concludes that such amendment is not materially adverse to the Grantee, or is permitted under Section 20 of the Plan. Except as provided by the immediately preceding sentence, no change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

12.	Law Governing.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

13.	Notice.

Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered only when actually received by the Company or the Grantee, as the case may be, at the addresses set forth below (or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith):

(i)	Notice to the Company shall be sent electronically to ______ or in hard copy addressed and delivered as follows: Arcosa, Inc., _______, Attention: Corporate Benefits Department.

(ii)	Notice to the Grantee shall be sent electronically to the Grantee’s Company e-mail address or, in hard copy addressed and delivered to the Grantee’s address then on file with the Company.

Exhibit 10.12

14.	Code Section 409A.

The parties intend this Agreement to be exempt from or compliant with the requirements of Section 409A of the Code and agree to interpret this Agreement at all times in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations, warranties, or guarantees regarding the tax treatment of this Agreement under Section 409A of the Code or otherwise, and has advised the Grantee to obtain his or her own tax advisor regarding this Agreement.

15.	Acceptance.

The grant of the Units under this Agreement is subject to and conditioned upon the Grantee’s electronic acceptance of the terms hereof.

* * * * * * * *

Exhibit 10.12

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant.

ARCOSA, INC.

By:
Name:
Title:

GRANTEE

Name:

Signature Page to Restricted Stock Unit Agreement